UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2008

ALESCO FINANCIAL INC.

(formerly Sunset Financial Resources, Inc.)

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On each of May 12, 2008 and May 15, 2008, Alesco Financial Inc. (the “Company”) issued a press release concerning the decision by IndyMac Bancorp, Inc. (NYSE: IMB) to defer interest payments on IMB’s trust preferred securities held in the Company’s portfolio. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 and are hereby incorporated by reference.

This report on Form 8-K and the exhibits attached hereto contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Factors that could cause actual results to differ materially from the Company’s expectations include economic conditions and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof.

Item 9.01	Financial Statements and Exhibits.

99.1	Press Release entitled, “IndyMac Bancorp (IMB) Deferral Impact on Alesco Financial Inc.,” dated May 12, 2008.

99.2	Press Release entitled, “Update: IndyMac Bancorp (IMB) Deferral Impact on Alesco Financial Inc.,” dated May 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALESCO FINANCIAL INC.

Date: May 16, 2008	By:	/s/ James J. McEntee, III
James J. McEntee, III
Chief Executive Officer

Exhibit Index

99.1	Press Release entitled, “IndyMac Bancorp (IMB) Deferral Impact on Alesco Financial Inc.,” dated May 12, 2008.

99.2	Press Release entitled, “Update: IndyMac Bancorp (IMB) Deferral Impact on Alesco Financial Inc.,” dated May 15, 2008.